PRICING SUPPLEMENT NO. 96-14 Dated December 4, 1996	  Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996       File No. 33-64357

                         BENEFICIAL CORPORATION

                        Medium-Term Notes, Series H
                            (Book Entry Notes)
The Price to Public of these Medium-Term Notes, Series H, is 100% (as a percentage of Principal Amount).

                                        	Interest Rate
 Range of Note Maturities	                 Per Annum

	From 9 months to less than 12 months......		-

	From 12 months to less than 18 months.....		-

	From 18 months to less than 2 years.......		-

	From 2 years to less than 3 years.........		-

	From 3 years to less than 4 years.........		-

	From 4 years to less than 5 years.........		6.13%

 From 5 years to less than 6 years.........	 6.27%

 From 6 years to less than 7 years.........	 -

 From 7 years to less than 8 years.........	 -

 From 8 years to less than 9 years.........	 -

 From 9 years to less than 10 years........	 -

 From 10 years to less than 12 years.......	 6.70%

 From 12 years to less than 15 years.......	 -

 From 15 years to less than 20 years.......	 -

 From 20 years to less than 30 years.......	 -

 More than 30 years........................	 -